Exhibit 10.4

SSA Global Technologies, Inc.

Management Lock-Up Agreement

April 25, 2005

SSA Global Technologies, Inc.
500 W. Madison
Suite 1600
Chicago, Illinois 60661

Re:  SSA Global Technologies, Inc. – Management Lock-Up Agreement

Dear Sirs:

In connection with the public offering of shares of common stock, par value $.01 per share, of SSA Global Technologies, Inc. (the “Company”) (the “Common Stock”), pursuant to a Registration Statement on Form S-1 (File No. 333-116156) originally filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2004 (as amended, the “Registration Statement”), the undersigned agrees that, commencing on the date that the Registration Statement is declared effective by the SEC (the “Effective Date”), and during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).  This Lock-Up Agreement shall not apply to any shares of Common Stock of the Company acquired by the undersigned on the open market after the Effective Date.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the Effective Date and continue until the three-year anniversary of the Effective Date or until the earlier (i) death of the undersigned, (ii) termination by the Company of the undersigned’s employment with the Company without Cause (as defined below) or on account of the undersigned’s Disability (as defined below), or (iii) termination by the undersigned of his or her employment with the Company for Good Reason (as defined below).  To the extent that, during the Lock-Up Period, Cerberus Capital Management, L.P., General Altantic Partners LLC or any of their respective affiliates (each a “Shareholder”) sells shares of Common Stock of the Company either as a result of the release of the Shareholder from any lock-up agreement entered into with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. as the representatives of the underwriters in connection with the offering contemplated in the Registration Statement or following the expiration thereof, then the undersigned shall be permitted to sell a number of shares that is equal to (a) the number of its shares subject to this Lock-Up Agreement on the Effective Date multiplied by (b) a fraction, of which the numerator is the number of shares of Common Stock to be sold by the Shareholder and the denominator is the total number of shares held by all of the Shareholders on the Effective Date.  In addition, the undersigned shall be permitted to sell that number of shares as may be approved by the Compensation Committee of the Board of Directors of the Company from time to time.  The remaining of the Undersigned’s Shares shall continue to be subject to the terms and conditions set forth herein.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

For purposes of this Lock-Up Agreement, the following terms have the meanings set forth below:

“Cause” means any of the following reasons: (i) embezzlement, dishonesty, or fraud; (ii) conviction (or plea of nolo contendere) for a felony or conviction (or plea of nolo contendere) of any crime involving moral turpitude or that impairs undersigned’s ability to perform his duties; (iii) improper and material disclosure or use of the Company’s or any of its subsidiary’s confidential or proprietary information; or (iv) the undersigned’s willful failure or refusal to follow the lawful and good faith direction of the Company or any subsidiary thereof to perform his material duties which, if curable, remains uncured following thirty (30) days’ written notice to the undersigned from the Company or any subsidiary thereof describing such failure or refusal.

“Disability” means a determination by the Company in accordance with applicable law that, as a result of a physical or mental illness, the undersigned is unable and has been unable to perform the essential functions of his or her job with or without reasonable accommodation for a period of (i) 90 consecutive days or (ii) 180 days in any one (1) year period.

“Good Reason” means a decrease in undersigned’s base salary (not consented to in advance by undersigned or ratified subsequently by undersigned) or a Change of Control (as defined below).

“Change of Control” means (i) the approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the consummation of any transaction as a result of which any individual or entity (other than Cerberus Capital Management, L.P., General Atlantic Partners 76, L.P. or any of their related entities or affiliates) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of all voting securities of the Company then issued and outstanding; or (iv) the consummation of a merger, consolidation, reorganization, or business combination, other than a merger, consolidation, reorganization or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting securities of the Company or the surviving entity immediately after such merger, consolidation, reorganization of business combination.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned has received a copy of the Company’s Statement of Policy: Securities Trades by SSA Global Employees, and the undersigned agrees to be bound by, and to comply with, the foregoing policy, as it may be amended from time to time.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.  In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

This Lock-Up Agreement shall lapse and become null and void on June 30, 2005 if the public offering contemplated by the Registration Statement shall not have occurred on or before such date.

Very truly yours,

Michael E. Greenough
Exact Name of Shareholder

/s/ Michael E. Greenough
Authorized Signature

Chairman, President and CEO
Title

Agreed to and Acknowledged:

SSA Global Technologies, Inc.

By:	/s/ Kirk J. Isaacson
Name: Kirk J. Isaacson
Title: Executive Vice President & General Counsel